Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the registration by TOTAL SA. (“TOTAL”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of securities to be issued, from time to time, by TOTAL (the “Securities”). Such Securities will be registered on a registration statement on Form F-3 (the “Registration Statement”), and filed with the U.S. Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints any person listed below or Humbert de Wendel, Treasurer of TOTAL S.A., as his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign the Registration Statement, any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact full power and authority, with the power of substitution, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

[Remainder of this page left intentionally blank.]

Date: April 13, 2012	By:	/s/ Christophe de Margerie
Christophe de Margerie
Chairman and Chief Executive Officer (Principal Executive Officer), Director

Date: April 13, 2012	By:	/s/ Thierry Desmarest
Thierry Desmarest
Director

Date: April 11, 2012	By:	/s/ Patrick Artus
Patrick Artus
Director

Date: April 10, 2012	By:	/s/ Patricia Barbizet
Patricia Barbizet
Director

Date: April 13, 2012	By:	/s/ Daniel Bouton
Daniel Bouton
Director

Date: April 13, 2012	By:	/s/ Gunnar Brock
Gunnar Brock
Director

Date: April 13, 2012	By:	/s/ Claude Clément
Claude Clément
Director

[Signature page of Power of Attorney]

Date: April 13, 2012	By:	/s/ Marie-Christine Coisne-Roquette
Marie-Christine Coisne-Roquette
Director

Date:	By:
Bertrand Collomb
Director

Date: April 13, 2012	By:	/s/ Paul Desmarais Jr.
Paul Desmarais Jr.
Director

Date: April 11, 2012	By:	/s/ Barbara Kux
Barbara Kux
Director

Date: April 13, 2012	By:	/s/ Gérard Lamarche
Gérard Lamarche
Director

Date: April 10, 2012	By:	/s/ Anne Lauvergeon
Anne Lauvergeon
Director

Date: April 13, 2012	By:	/s/ Claude Mandil
Claude Mandil
Director

Date: April 12, 2012	By:	/s/ Michel Pébereau
Michel Pébereau
Director

[Signature page of Power of Attorney]

Date: April 13, 2012	By:	/s/ Patrick de La Chevardière
Patrick de La Chevardière
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: April 11, 2012	By:	/s/ Dominique Bonnet
Dominique Bonnet
Chief Accounting Officer (Principal Accounting Officer)

Date: April 13, 2012	By:	/s/ Robert O. Hammond
Robert O. Hammond
Authorized Representative in the United States

[Signature page of Power of Attorney]